Exhibit 99.1

FOR IMMEDIATE RELEASE
October 21, 2024

CONTACT:
Investors - (301) 968-9300
Media - (301) 968-9303

AGNC INVESTMENT CORP.
ANNOUNCES THIRD QUARTER 2024 FINANCIAL RESULTS

Bethesda, MD - October 21, 2024 - AGNC Investment Corp. (“AGNC” or the “Company”) (Nasdaq: AGNC) today announced financial results for the quarter ended September 30, 2024.

THIRD QUARTER 2024 FINANCIAL HIGHLIGHTS
•$0.63 comprehensive income per common share, comprised of:
◦$0.39 net income per common share
◦$0.24 other comprehensive income ("OCI") per common share on investments marked-to-market through OCI
•$0.43 net spread and dollar roll income per common share1
◦Excludes $(0.03) per common share of estimated "catch-up" premium amortization cost due to change in projected constant prepayment rate ("CPR") estimates
•$8.82 tangible net book value per common share as of September 30, 2024
◦Increased $0.42 per common share, or 5.0%, from $8.40 per common share as of June 30, 2024
•$0.36 dividends declared per common share for the third quarter
•9.3% economic return on tangible common equity for the quarter
◦Comprised of $0.36 dividends per common share and $0.42 increase in tangible net book value per common share
OTHER THIRD QUARTER HIGHLIGHTS
•$73.1 billion investment portfolio as of September 30, 2024, comprised of:
◦$68.0 billion Agency MBS
◦$4.1 billion net forward purchases/(sales) of Agency MBS in the "to-be-announced" market ("TBA securities")
◦$1.0 billion credit risk transfer ("CRT") and non-Agency securities and other mortgage credit investments

AGNC Investment Corp.
October 21, 2024

•7.2x tangible net book value "at risk" leverage as of September 30, 2024
◦7.2x average tangible net book value "at risk" leverage for the quarter
•Unencumbered cash and Agency MBS totaled $6.2 billion as of September 30, 2024
◦Excludes unencumbered CRT and non-Agency securities
◦Represents 68% of the Company's tangible equity as of September 30, 2024
•13.2% average projected portfolio life CPR as of September 30, 2024
◦7.3% actual portfolio CPR for the quarter
•2.21% annualized net interest spread for the quarter2
•Issued 78.1 million shares of common equity through At-the-Market ("ATM") Offerings for net proceeds of $781 million
___________
1.Represents a non-GAAP measure. Prior to the fourth quarter 2023, this measure was referred to as "net spread and dollar roll income, excluding 'catch-up' premium amortization cost/benefit, per common share." Please refer to the Reconciliation of GAAP Comprehensive Income (Loss) to Net Spread and Dollar Roll Income and Use of Non-GAAP Financial Information included in this release for additional information.
2.Please refer to Net Interest Spread Components by Funding Source included in this release for additional information regarding the Company's annualized net interest spread.

MANAGEMENT REMARKS
"AGNC generated a very strong economic return of 9.3% in the third quarter, driven by significant book value growth and our compelling monthly dividend, which has remained stable at $0.12 per common share for 55 consecutive months" said Peter Federico, the Company's President and Chief Executive Officer. "As a levered and hedged investor in Agency MBS, AGNC's return opportunities are most favorable when Agency MBS spreads to benchmark rates are wide and stable and interest rates and monetary policy are less volatile. Our year-to-date performance – a 13.8% unannualized economic return – reflects both the benefits of our active portfolio management and the increasingly positive macroeconomic conditions.
"The long-awaited monetary policy pivot by the Fed occurred at its September meeting with an initial 50 basis point rate cut. Consistent with historical experience, the Fed is expected to return the federal funds rate to a neutral level over the next 12 to 24 months, which would typically be accompanied by a steepening of the yield curve and growing demand for high quality fixed income instruments such as Agency MBS. Although the path of financial markets is never perfectly linear and periods of volatility are inevitable, the outlook for Agency MBS today is decidedly better than it was in 2022 and 2023 as a result of the positive direction of the broader economy, the accommodative Fed monetary policy stance, and the stability of Agency MBS spreads at these historically favorable levels."
"AGNC's 9.3% economic return on tangible common equity in the third quarter was comprised of $0.36 of dividends per common share and a $0.42 increase in tangible net book value per common share," said Bernice Bell, the Company's Executive Vice President and Chief Financial Officer. "During the third quarter, we issued $781 million in common stock through our ATM program at a considerable premium to our tangible net book value, providing substantial accretion for our stockholders and new capital to fund investments in Agency MBS at attractive levels. AGNC also generated $0.43 per common share of net spread and dollar roll income in the quarter. Finally, our leverage declined modestly to 7.2x at the end of the third quarter (from 7.4x the prior quarter), and we concluded the quarter with $6.2 billion of unencumbered cash and Agency MBS, or 68% of our tangible equity."

AGNC Investment Corp.
October 21, 2024

TANGIBLE NET BOOK VALUE PER COMMON SHARE
As of September 30, 2024, the Company's tangible net book value per common share was $8.82 per share, an increase of 5.0% for the quarter compared to $8.40 per share as of June 30, 2024. The Company's tangible net book value per common share excludes $526 million, or $0.62 and $0.69 per share, of goodwill as of September 30 and June 30, 2024, respectively.

INVESTMENT PORTFOLIO
As of September 30, 2024, the Company's investment portfolio totaled $73.1 billion, comprised of:
•$72.1 billion of Agency MBS and TBA securities, including:
◦$70.7 billion of fixed-rate securities, comprised of:
•$66.0 billion 30-year MBS,
•$4.1 billion 30-year TBA securities, net,
•$0.1 billion 15-year MBS, and
•$0.5 billion 20-year MBS; and
◦$1.4 billion of collateralized mortgage obligations ("CMOs"), adjustable-rate and other Agency securities; and
•$1.0 billion of CRT and non-Agency securities and other mortgage credit investments.
As of September 30, 2024, 30-year and 15-year fixed-rate Agency MBS and TBA securities represented 96% and less than 1%, respectively, of the Company's investment portfolio, unchanged from June 30, 2024.
As of September 30, 2024, the Company's fixed-rate Agency MBS and TBA securities' weighted average coupon was 4.90%, compared to 4.95% as of June 30, 2024, comprised of the following weighted average coupons:
•4.92% for 30-year fixed-rate securities;
•2.72% for 15-year fixed-rate securities; and
•3.11% for 20-year fixed-rate securities.
The Company accounts for TBA securities and other forward settling securities as derivative instruments and recognizes TBA dollar roll income in other gain (loss), net on the Company's financial statements. As of September 30, 2024, such positions had a fair value of $4.1 billion and a GAAP net carrying value of $1 million reported in derivative assets/(liabilities) on the Company's balance sheet, compared to $5.3 billion and $30 million, respectively, as of June 30, 2024.
CONSTANT PREPAYMENT RATES
The Company's weighted average projected CPR for the remaining life of its Agency securities held as of September 30, 2024 increased to 13.2% from 9.2% as of June 30, 2024. The Company's weighted average CPR for the third quarter was 7.3%, compared to 7.1% for the prior quarter.
The weighted average cost basis of the Company's investment portfolio was 101.3% of par value as of September 30, 2024. The Company's investment portfolio generated net premium

AGNC Investment Corp.
October 21, 2024

amortization cost of $(69) million, or $(0.09) per common share, for the third quarter, which includes a "catch-up" premium amortization cost of $(24) million, or $(0.03) per common share, due to an increase in the Company's CPR projections for certain securities acquired prior to the third quarter. This compares to net premium amortization cost for the prior quarter of $(28) million, or $(0.04) per common share, including a "catch-up" premium amortization benefit of $14 million, or $0.02 per common share.

ASSET YIELDS, COST OF FUNDS AND NET INTEREST RATE SPREAD
The Company's average asset yield on its investment portfolio, excluding the TBA position, was 4.54% for the third quarter, compared to 4.70% for the prior quarter. Excluding "catch-up" premium amortization, the Company's average asset yield was 4.68% for the third quarter, compared to 4.60% for the prior quarter. Including the TBA position and excluding "catch-up" premium amortization, the Company's average asset yield for the third quarter was 4.73%, compared to 4.69% for the prior quarter.
For the third quarter, the weighted average interest rate on the Company's repurchase agreements was 5.41%, compared to 5.44% for the prior quarter. For the third quarter, the Company’s TBA position had an implied financing cost of 5.10%, compared to 5.11% for the prior quarter. Inclusive of interest rate swaps, the Company's combined weighted average cost of funds for the third quarter was 2.52%, compared to 2.00% for the prior quarter.
The Company's annualized net interest spread, including the TBA position and interest rate swaps and excluding "catch-up" premium amortization, for the third quarter was 2.21%, compared to 2.69% for the prior quarter.

NET SPREAD AND DOLLAR ROLL INCOME
The Company recognized net spread and dollar roll income (a non-GAAP financial measure) for the third quarter of $0.43 per common share, compared to $0.53 per common share for the prior quarter. Net spread and dollar roll income excludes $(0.03) and $0.02 per common share of estimated "catch-up" premium amortization (cost) / benefit for the third quarter and prior quarter, respectively.
A reconciliation of the Company's total comprehensive income (loss) to net spread and dollar roll income and additional information regarding the Company's use of non-GAAP measures are included later in this release.

AGNC Investment Corp.
October 21, 2024

LEVERAGE
As of September 30, 2024, $63.4 billion of repurchase agreements, $4.1 billion of net TBA dollar roll positions (at cost) and $0.1 billion of other debt were used to fund the Company's investment portfolio. The remainder, or approximately $2.6 billion, of the Company's repurchase agreements was used to fund short-term purchases of U.S. Treasury securities ("U.S. Treasury Repo") and is not included in the Company's leverage measurements. Inclusive of its TBA position and net payable/(receivable) for unsettled investment securities, the Company's tangible net book value "at risk" leverage ratio was 7.2x as of September 30, 2024, compared to 7.4x as of June 30, 2024. The Company's average "at risk" leverage ratio for the third quarter was 7.2x tangible net book value, unchanged from the prior quarter.
As of September 30, 2024, the Company's repurchase agreements used to fund its investment portfolio ("Investment Securities Repo") had a weighted average interest rate of 5.23%, compared to 5.50% as of June 30, 2024, and a weighted average remaining maturity of 15 days, compared to 27 days as of June 30, 2024. As of September 30, 2024, $33.0 billion, or 52%, of the Company's Investment Securities Repo was funded through the Company's captive broker-dealer subsidiary, Bethesda Securities, LLC.

HEDGING ACTIVITIES
As of September 30, 2024, interest rate swaps, swaptions, U.S. Treasury positions and other interest rate hedges equaled 72% of the Company's outstanding balance of Investment Securities Repo, TBA position and other debt, compared to 98% as of June 30, 2024.
As of September 30, 2024, the Company's pay fixed interest rate swap position totaled $39.1 billion in notional amount, had an average fixed pay rate of 1.43%, an average floating receive rate of 4.94% and an average maturity of 4.5 years, compared to $48.7 billion, 1.43%, 5.33% and 4.4 years, respectively, as of June 30, 2024.
As of September 30, 2024, the Company had receiver swaptions totaling $0.2 billion, a two-year swap equivalent long SOFR futures position of $1.0 billion and a net short U.S. Treasury position of $10.6 billion outstanding, compared to $0.2 billion, $0.6 billion and $10.9 billion, respectively, as of June 30, 2024.

OTHER GAIN (LOSS), NET
For the third quarter, the Company recorded a net gain of $440 million in other gain (loss), net, or $0.54 per common share, compared to a net loss of $(21) million, or $(0.03) per common share, for the prior quarter. Other gain (loss), net for the third quarter was comprised of:
•$106 million of net realized gains on sales of investment securities;
•$1,742 million of net unrealized gains on investment securities measured at fair value through net income;
•$456 million of interest rate swap periodic income;
•$(1,492) million of net losses on interest rate swaps;
•$36 million of net gains on SOFR futures;
•$(490) million of net losses on U.S. Treasury positions;
•$4 million of TBA dollar roll income;
•$94 million of net mark-to-market gains on TBA securities; and

AGNC Investment Corp.
October 21, 2024

•$(12) million of other interest income (expense), net; and
•$(4) million of other miscellaneous losses.

OTHER COMPREHENSIVE INCOME
During the third quarter, the Company recorded other comprehensive income of $200 million, or $0.24 per common share, consisting of net unrealized gains on the Company's Agency securities recognized through OCI, compared to $(18) million, or $(0.02) per common share, of other comprehensive loss for the prior quarter.
COMMON STOCK DIVIDENDS
During the third quarter, the Company declared dividends of $0.12 per share to common stockholders of record as of July 31, August 30, and September 30, 2024, totaling $0.36 per share for the quarter. Since its May 2008 initial public offering through the third quarter of 2024, the Company has declared a total of $13.7 billion in common stock dividends, or $48.28 per common share.
FINANCIAL STATEMENTS, OPERATING PERFORMANCE AND PORTFOLIO STATISTICS
The following measures of operating performance include net spread and dollar roll income; economic interest income; economic interest expense; and the related per common share measures and financial metrics derived from such information, which are non-GAAP financial measures. Please refer to "Use of Non-GAAP Financial Information" later in this release for further discussion of non-GAAP measures.

AGNC Investment Corp.
October 21, 2024

AGNC INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share data)

	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
	(unaudited)	(unaudited)	(unaudited)		(unaudited)
Assets:
Agency securities, at fair value (including pledged securities of $62,331, $54,999, $48,461, $49,575 and $52,250, respectively)	$67,938	$59,586	$53,615	$53,673	$55,758
Agency securities transferred to consolidated variable interest entities, at fair value (pledged securities)	106	106	114	121	120
Credit risk transfer securities, at fair value (including pledged securities of $588, $647, $722, $678 and $709, respectively)	620	683	753	723	736
Non-Agency securities, at fair value, and other mortgage credit investments (including pledged securities of $224, $213, $245, $262 and $253, respectively)	334	317	353	351	353
U.S. Treasury securities, at fair value (including pledged securities of $2,527, $2,319, $1,825, $1,530 and $246, respectively)	2,570	2,441	1,836	1,540	246
Cash and cash equivalents	507	530	505	518	493
Restricted cash	1,279	1,376	1,368	1,253	1,389
Derivative assets, at fair value	157	131	84	185	413
Receivable for investment securities sold (including pledged securities of $1,612, $0, $5, $0 and $273, respectively)	1,706	—	5	—	311
Receivable under reverse repurchase agreements	13,494	13,662	12,424	11,618	8,900
Goodwill	526	526	526	526	526
Other assets	353	327	293	1,088	746
Total assets	$89,590	$79,685	$71,876	$71,596	$69,991
Liabilities:
Repurchase agreements	$65,979	$56,947	$49,971	$50,426	$52,107
Debt of consolidated variable interest entities, at fair value	69	71	76	80	80
Payable for investment securities purchased	324	208	636	210	701
Derivative liabilities, at fair value	53	64	65	362	80
Dividends payable	134	125	118	115	109
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	13,009	13,248	12,115	10,894	9,022
Accounts payable and other liabilities	366	370	317	1,252	442
Total liabilities	79,934	71,033	63,298	63,339	62,541
Stockholders' equity:
Preferred Stock - aggregate liquidation preference of $1,688	1,634	1,634	1,634	1,634	1,634
Common stock - $0.01 par value; 844.2, 766.1, 720.3, 694.3 and 648.0 shares issued and outstanding, respectively	8	8	7	7	6
Additional paid-in capital	16,746	15,960	15,521	15,281	14,901
Retained deficit	(8,320)	(8,338)	(7,990)	(8,148)	(8,283)
Accumulated other comprehensive loss	(412)	(612)	(594)	(517)	(808)
Total stockholders' equity	9,656	8,652	8,578	8,257	7,450
Total liabilities and stockholders' equity	$89,590	$79,685	$71,876	$71,596	$69,991

Tangible net book value per common share [1]	$8.82	$8.40	$8.84	$8.70	$8.08

AGNC Investment Corp.
October 21, 2024

AGNC INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Interest income:
Interest income	$756	$695	$642	$640	$593
Interest expense	820	698	672	666	646
Net interest income (expense)	(64)	(3)	(30)	(26)	(53)
Other gain (loss), net:
Realized gain (loss) on sale of investment securities, net	106	(115)	(91)	(697)	(534)
Unrealized gain (loss) on investment securities measured at fair value through net income, net	1,742	(261)	(471)	2,803	(1,356)
(Loss) gain on derivative instruments and other investments, net	(1,408)	355	1,059	(1,640)	1,574
Total other gain (loss), net	440	(21)	497	466	(316)
Expenses:
Compensation and benefits	21	15	16	20	14
Other operating expense	9	9	8	8	9
Total operating expense	30	24	24	28	23
Net income (loss)	346	(48)	443	412	(392)
Dividend on preferred stock	33	32	31	31	31
Net income (loss) available (attributable) to common stockholders	$313	$(80)	$412	$381	$(423)

Net income (loss)	$346	$(48)	$443	$412	$(392)
Unrealized gain (loss) on investment securities measured at fair value through other comprehensive income (loss), net	200	(18)	(77)	291	(213)
Comprehensive income (loss)	546	(66)	366	703	(605)
Dividend on preferred stock	33	32	31	31	31
Comprehensive income (loss) available (attributable) to common stockholders	$513	$(98)	$335	$672	$(636)

Weighted average number of common shares outstanding - basic	807.2	740.0	702.2	672.3	622.0
Weighted average number of common shares outstanding - diluted	810.1	740.0	704.2	674.0	622.0
Net income (loss) per common share - basic	$0.39	$(0.11)	$0.59	$0.57	$(0.68)
Net income (loss) per common share - diluted	$0.39	$(0.11)	$0.59	$0.57	$(0.68)
Comprehensive income (loss) per common share - basic	$0.64	$(0.13)	$0.48	$1.00	$(1.02)
Comprehensive income (loss) per common share - diluted	$0.63	$(0.13)	$0.48	$1.00	$(1.02)
Dividends declared per common share	$0.36	$0.36	$0.36	$0.36	$0.36

AGNC Investment Corp.
October 21, 2024

AGNC INVESTMENT CORP.
RECONCILIATION OF GAAP COMPREHENSIVE INCOME (LOSS) TO NET SPREAD AND DOLLAR ROLL INCOME (NON-GAAP MEASURE) [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Comprehensive income (loss) available (attributable) to common stockholders	$513	$(98)	$335	$672	$(636)
Adjustments to exclude realized and unrealized (gains) losses reported through net income:
Realized (gain) loss on sale of investment securities, net	(106)	115	91	697	534
Unrealized (gain) loss on investment securities measured at fair value through net income, net	(1,742)	261	471	(2,803)	1,356
(Gain) loss on derivative instruments and other securities, net	1,408	(355)	(1,059)	1,640	(1,574)
Adjustment to exclude unrealized (gain) loss reported through other comprehensive income:
Unrealized (gain) loss on available-for-sale securities measure at fair value through other comprehensive income, net	(200)	18	77	(291)	213
Other adjustments:
Estimated "catch up" premium amortization cost (benefit) due to change in CPR forecast [3]	24	(14)	(10)	(32)	(31)
TBA dollar roll income [4,5]	4	5	—	7	—
Interest rate swap periodic income, net [4,6]	456	494	536	548	583
Other interest income (expense), net [4,7]	(12)	(32)	(35)	(36)	(42)
Net spread and dollar roll income available to common stockholders	$345	$394	$406	$402	$403

Weighted average number of common shares outstanding - basic	807.2	740.0	702.2	672.3	622.0
Weighted average number of common shares outstanding - diluted	810.1	741.9	704.2	674.0	623.3
Net spread and dollar roll income per common share - basic	$0.43	$0.53	$0.58	$0.60	$0.65
Net spread and dollar roll income per common share - diluted	$0.43	$0.53	$0.58	$0.60	$0.65

AGNC Investment Corp.
October 21, 2024

AGNC INVESTMENT CORP.
NET INTEREST SPREAD COMPONENTS BY FUNDING SOURCE [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Adjusted net interest and dollar roll income:
Economic interest income:
Investment securities - GAAP interest income [8]	$756	$695	$642	$640	$593
Estimated "catch-up" premium amortization cost (benefit) due to change in CPR forecast [3]	24	(14)	(10)	(32)	(31)
TBA dollar roll income - implied interest income [4,9]	39	93	84	76	99
Economic interest income	819	774	716	684	661
Economic interest expense:
Repurchase agreements and other debt - GAAP interest expense	(820)	(698)	(672)	(666)	(646)
TBA dollar roll income - implied interest expense [4,10]	(35)	(88)	(84)	(69)	(99)
Interest rate swap periodic income, net [4,6]	456	494	536	548	583
Economic interest expense	(399)	(292)	(220)	(187)	(162)
Adjusted net interest and dollar roll income	$420	$482	$496	$497	$499

Net interest spread:
Average asset yield:
Investment securities - average asset yield	4.54%	4.70%	4.53%	4.55%	4.26%
Estimated "catch-up" premium amortization cost (benefit) due to change in CPR forecast	0.14%	(0.10)%	(0.07)%	(0.22)%	(0.22)%
Investment securities average asset yield, excluding "catch-up" premium amortization	4.68%	4.60%	4.46%	4.33%	4.04%
TBA securities - average implied asset yield [9]	5.82%	5.47%	5.40%	6.09%	5.40%
Average asset yield [11]	4.73%	4.69%	4.56%	4.47%	4.20%
Average total cost of funds:
Repurchase agreements and other debt - average funding cost	5.41%	5.44%	5.45%	5.48%	5.37%
TBA securities - average implied funding cost [10]	5.10%	5.11%	5.34%	5.37%	5.28%
Average cost of funds, before interest rate swap periodic income, net [11]	5.40%	5.39%	5.44%	5.47%	5.36%
Interest rate swap periodic income, net [12]	(2.88)%	(3.39)%	(3.86)%	(4.08)%	(4.19)%
Average total cost of funds [13]	2.52%	2.00%	1.58%	1.39%	1.17%
Average net interest spread	2.21%	2.69%	2.98%	3.08%	3.03%

AGNC Investment Corp.
October 21, 2024

AGNC INVESTMENT CORP.
KEY STATISTICS*
(in millions, except per share data)
(unaudited)

	Three Months Ended
Key Balance Sheet Statistics:	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Investment securities: [8]
Fixed-rate Agency MBS, at fair value - as of period end	$66,668	$58,729	$52,767	$53,161	$55,408
Other Agency MBS, at fair value - as of period end	$1,376	$963	$962	$633	$470
Credit risk transfer securities, at fair value - as of period end	$620	$683	$753	$723	$736
Non-Agency MBS, at fair value - as of period end [14]	$273	$257	$294	$307	$308
Total investment securities, at fair value - as of period end	$68,937	$60,632	$54,776	$54,824	$56,922
Total investment securities, at cost - as of period end	$69,961	$63,599	$57,464	$56,965	$62,156
Total investment securities, at par - as of period end	$69,032	$62,549	$56,287	$55,760	$61,034
Average investment securities, at cost	$66,674	$59,198	$56,664	$56,228	$55,665
Average investment securities, at par	$65,748	$58,066	$55,455	$55,039	$54,387
TBA securities: [15]
Net TBA portfolio - as of period end, at fair value	$4,068	$5,348	$8,448	$5,354	$2,376
Net TBA portfolio - as of period end, at cost	$4,067	$5,318	$8,405	$5,288	$2,407
Net TBA portfolio - as of period end, carrying value	$1	$30	$43	$66	$(31)
Average net TBA portfolio, at cost	$2,650	$6,805	$6,190	$4,993	$7,340
Average repurchase agreements and other debt [16]	$59,322	$50,784	$48,730	$47,548	$47,073
Average stockholders' equity [17]	$9,151	$8,481	$8,328	$7,660	$7,758
Tangible net book value per common share [1]	$8.82	$8.40	$8.84	$8.70	$8.08
Tangible net book value "at risk" leverage - average [18]	7.2:1	7.2:1	7.0:1	7.4:1	7.5:1
Tangible net book value "at risk" leverage - as of period end [19]	7.2:1	7.4:1	7.1:1	7.0:1	7.9:1

Key Performance Statistics:
Investment securities: [8]
Average coupon	5.02%	4.98%	4.90%	4.77%	4.51%
Average asset yield	4.54%	4.70%	4.53%	4.55%	4.26%
Average asset yield, excluding "catch-up" premium amortization	4.68%	4.60%	4.46%	4.33%	4.04%
Average coupon - as of period end	5.01%	5.01%	4.93%	4.85%	4.72%
Average asset yield - as of period end	4.68%	4.70%	4.52%	4.41%	4.37%
Average actual CPR for securities held during the period	7.3%	7.1%	5.7%	6.2%	7.1%
Average forecasted CPR - as of period end	13.2%	9.2%	10.4%	11.4%	8.3%
Total premium amortization cost	$(69)	$(28)	$(37)	$(16)	$(20)
TBA securities:
Average coupon - as of period end [20]	4.78%	5.27%	5.22%	5.54%	5.83%
Average implied asset yield [9]	5.82%	5.47%	5.40%	6.09%	5.40%
Combined investment and TBA securities - average asset yield, excluding "catch-up" premium amortization [11]	4.73%	4.69%	4.56%	4.47%	4.20%
Cost of funds: [13]
Repurchase agreements - average funding cost	5.41%	5.44%	5.45%	5.48%	5.37%
TBA securities - average implied funding cost [10]	5.10%	5.11%	5.34%	5.37%	5.28%
Interest rate swaps - average periodic income [12]	(2.88)%	(3.39)%	(3.86)%	(4.08)%	(4.19)%
Average total cost of funds, inclusive of TBAs and interest rate swap periodic income, net [11]	2.52%	2.00%	1.58%	1.39%	1.17%
Repurchase agreements - average funding cost as of period end	5.23%	5.50%	5.46%	5.60%	5.47%
Interest rate swaps - average net pay/(receive) rate as of period end [21]	(3.51)%	(3.90)%	(4.37)%	(4.80)%	(4.56)%
Net interest spread:
Combined investment and TBA securities average net interest spread, excluding "catch-up" premium amortization	2.21%	2.69%	2.98%	3.08%	3.03%
Expenses % of average stockholders' equity - annualized	1.31%	1.13%	1.15%	1.46%	1.19%
Economic return (loss) on tangible common equity - unannualized [22]	9.3%	(0.9)%	5.7%	12.1%	(10.1)%

AGNC Investment Corp.
October 21, 2024

*Except as noted below, average numbers for each period are weighted based on days on the Company's books and records. All percentages are annualized, unless otherwise noted.
Numbers in financial tables may not total due to rounding.

1.Tangible net book value per common share excludes preferred stock liquidation preference and goodwill.
2.Table includes non-GAAP financial measures and/or amounts derived from non-GAAP measures. Refer to "Use of Non-GAAP Financial Information" for additional discussion of non-GAAP financial measures.
3."Catch-up" premium amortization cost/benefit is reported in interest income on the accompanying consolidated statements of operations.
4.Amount reported in gain (loss) on derivatives instruments and other securities, net in the accompanying consolidated statements of operations.
5.Dollar roll income represents the price differential, or "price drop," between the TBA price for current month settlement versus the TBA price for forward month settlement. Amount includes dollar roll income (loss) on long and short TBA securities. Amount excludes TBA mark-to-market adjustments.
6.Represents periodic interest rate swap settlements. Amount excludes interest rate swap termination fees, mark-to-market adjustments and price alignment interest income (expense) on margin deposits.
7.Other interest income (expense), net includes interest income on cash and cash equivalents, price alignment interest income (expense) on margin deposits, and other miscellaneous interest income (expense).
8.Investment securities include Agency MBS, CRT and non-Agency securities. Amounts exclude TBA and forward settling securities accounted for as derivative instruments in the accompanying consolidated balance sheets and statements of operations.
9.The average implied asset yield for TBA dollar roll transactions is extrapolated by adding the average TBA implied funding cost (Note 10) to the net dollar roll yield. The net dollar roll yield is calculated by dividing dollar roll income (Note 5) by the average net TBA balance (cost basis) outstanding for the period.
10.The implied funding cost/benefit of TBA dollar roll transactions is determined using the "price drop" (Note 5) and market-based assumptions regarding the "cheapest-to-deliver" collateral that can be delivered to satisfy the TBA contract, such as the anticipated collateral’s weighted average coupon, weighted average maturity and projected 1-month CPR. The average implied funding cost/benefit for all TBA transactions is weighted based on the Company’s daily average TBA balance outstanding for the period.
11.Amount calculated on a weighted average basis based on average balances outstanding during the period and their respective asset yield/funding cost.
12.Represents interest rate swap periodic cost/income measured as a percent of total mortgage funding (Investment Securities Repo, other debt and net TBA securities (at cost)).
13.Cost of funds excludes other supplemental hedges used to hedge a portion of the Company's interest rate risk (such as swaptions, SOFR futures, and U.S. Treasury positions) and U.S. Treasury Repo.
14.Non-Agency MBS, at fair value, excludes $61 million, $60 million, $59 million, $44 million and $45 million of other mortgage credit investments held as of September 30, June 30 and March 31, 2024 and December 31 and September 30, 2023, respectively.
15.Includes TBA dollar roll position and, if applicable, forward settling securities accounted for as derivative instruments in the accompanying consolidated balance sheets and statements of operations. Amount is net of short TBA securities.
16.Average repurchase agreements and other debt excludes U.S. Treasury Repo.
17.Average stockholders' equity calculated as the average month-ended stockholders' equity during the quarter.
18.Average tangible net book value "at risk" leverage during the period was calculated by dividing the sum of the daily weighted average Investment Securities Repo, other debt, and TBA and forward settling securities (at cost) outstanding for the period by the sum of average stockholders' equity adjusted to exclude goodwill. Leverage excludes U.S. Treasury Repo.
19.Tangible net book value "at risk" leverage as of period end was calculated by dividing the sum of the amount outstanding under Investment Securities Repo, other debt, net TBA position and forward settling securities (at cost), and net receivable / payable for unsettled investment securities outstanding by the sum of total stockholders' equity adjusted to exclude goodwill. Leverage excludes U.S. Treasury Repo.
20.Average TBA coupon is for the long TBA position only.
21.Includes forward starting swaps not yet in effect as of reported period-end.
22.Economic return (loss) on tangible common equity represents the sum of the change in tangible net book value per common share and dividends declared on common stock during the period over the beginning tangible net book value per common share.

STOCKHOLDER CALL
AGNC invites stockholders, prospective stockholders and analysts to attend the AGNC stockholder call on October 22, 2024 at 8:30 am ET. Interested persons who do not plan on asking a question and have internet access are encouraged to utilize the webcast at www.AGNC.com. Those who plan on participating in the Q&A or do not have internet available

AGNC Investment Corp.
October 21, 2024

may access the call by dialing (877) 300-5922 (U.S. domestic) or (412) 902-6621 (international). Please advise the operator you are dialing in for the AGNC Investment Corp. stockholder call.
A slide presentation will accompany the call and will be available in the Investors section of the Company's website at www.AGNC.com. Select the Q3 2024 Stockholder Presentation link to download the presentation in advance of the stockholder call.
An archived audio of the stockholder call combined with the slide presentation will be available on the AGNC website after the call on October 22, 2024. In addition, there will be a phone recording available one hour after the call on October 22, 2024 through October 29, 2024. Those who are interested in hearing the recording of the presentation, can access it by dialing (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international), passcode 7830301.
For further information, please contact Investor Relations at (301) 968-9300 or IR@AGNC.com.

ABOUT AGNC INVESTMENT CORP.
Founded in 2008, AGNC Investment Corp. (Nasdaq: AGNC) is a leading investor in Agency residential mortgage-backed securities (Agency MBS), which benefit from a guarantee against credit losses by Fannie Mae, Freddie Mac, or Ginnie Mae. We invest on a leveraged basis, financing our Agency MBS assets primarily through repurchase agreements, and utilize dynamic risk management strategies intended to protect the value of our portfolio from interest rate and other market risks.
AGNC has a track record of providing favorable long-term returns for our stockholders through substantial monthly dividend income, with over $13 billion of common stock dividends paid since inception. Our business is a significant source of private capital for the U.S. residential housing market, and our team has extensive experience managing mortgage assets across market cycles.
We use our website (www.AGNC.com) and AGNC’s LinkedIn and X accounts to distribute information about the Company. Investors should monitor these channels in addition to our press releases, filings with the U.S. Securities and Exchange Commission (“SEC”), public conference calls and webcasts, as information posted through them may be deemed material. Our website, alerts and social media channels are not incorporated by reference into, and are not a part of, this document or any report filed with the SEC. To learn more about The Premier Agency Residential Mortgage REIT, please visit www.AGNC.com, follow us on LinkedIn and X, and sign up for Investor Alerts.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements or from our historic performance due to a variety of important factors, including, without limitation, changes in monetary policy and other factors that affect interest rates, MBS spreads to benchmark interest rates, the forward yield curve, or prepayment rates; the availability and terms of financing; changes in the market value of the

AGNC Investment Corp.
October 21, 2024

Company's assets; general economic or geopolitical conditions; liquidity and other conditions in the market for Agency securities and other financial markets; and legislative and regulatory changes that could adversely affect the business of the Company. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the Company's periodic reports filed with the Securities and Exchange Commission ("SEC"). Copies are available on the SEC's website, www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

USE OF NON-GAAP FINANCIAL INFORMATION
In addition to the results presented in accordance with GAAP, the Company's results of operations discussed in this release include certain non-GAAP financial information, including "net spread and dollar roll income"; "economic interest income" and "economic interest expense"; and the related per common share measures and certain financial metrics derived from such non-GAAP information, such as "cost of funds" and "net interest spread."
Net spread and dollar roll income available to common stockholders is measured as comprehensive income (loss) available (attributable) to common stockholders (GAAP measure) adjusted to: (i) exclude gains/losses on investment securities recognized through net income or other comprehensive income and gains/losses on derivative instruments and other securities (GAAP measures), (ii) exclude retrospective "catch-up" adjustments to premium amortization cost due to changes in projected CPR estimates and (iii) include interest rate swap periodic income/cost, TBA dollar roll income and other miscellaneous interest income/expense. As defined, net spread and dollar roll income available to common stockholders represents net interest income/expense (GAAP measure) adjusted to exclude retrospective "catch-up" adjustments to premium amortization cost due to changes in projected CPR estimates and to include TBA dollar roll income, interest rate swap periodic income/cost and other miscellaneous interest income/expense, less total operating expense (GAAP measure) and dividends on preferred stock (GAAP measure).
By providing users of the Company's financial information with such measures in addition to the related GAAP measures, the Company believes users have greater transparency into the information used by the Company's management in its financial and operational decision-making. The Company also believes that it is important for users of its financial information to consider information related to the Company's current financial performance without the effects of certain transactions that are not necessarily indicative of its current investment portfolio performance and operations.
Specifically, the Company believes the inclusion of TBA dollar roll income in its non-GAAP measures is meaningful as TBAs are economically equivalent to holding and financing generic Agency MBS using short-term repurchase agreements but are recognized under GAAP in gain/loss on derivative instruments in the Company’s statement of operations. Similarly, the Company believes that the inclusion of periodic interest rate swap settlements in such measures, which are recognized under GAAP in gain/loss on derivative instruments, is meaningful as interest rate swaps are the primary instrument the Company uses to economically hedge against fluctuations in the Company’s borrowing costs and inclusion of periodic interest rate swap settlements is more indicative of the Company’s total cost of funds than interest expense alone. Finally, the Company

AGNC Investment Corp.
October 21, 2024

believes the exclusion of "catch-up" adjustments to premium amortization cost is meaningful as it excludes the cumulative effect from prior reporting periods due to current changes in future prepayment expectations and, therefore, exclusion of such "catch-up" cost or benefit is more indicative of the current earnings potential of the Company’s investment portfolio.
However, because such measures are incomplete measures of the Company's financial performance and involve differences from results computed in accordance with GAAP, they should be considered as supplementary to, and not as a substitute for, results computed in accordance with GAAP. In addition, because not all companies use identical calculations, the Company's presentation of such non-GAAP measures may not be comparable to other similarly-titled measures of other companies.
A reconciliation of GAAP comprehensive income (loss) to non-GAAP "net spread and dollar roll income" is included in this release.